Exhibit 99.1

Vital Farms Reports Third Quarter 2021 Financial Results

Record Net Revenue of $64.6 million

Increasing 2021 Net Revenue Guidance

AUSTIN, TX – November 9, 2021 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide, today reported financial results for its third quarter ended September 26, 2021.

Financial highlights for the third quarter of 2021 include:

•	Net Revenue increases 21.1% to $64.6 millionout
•	Net Loss of $1.3 million
•	Adjusted EBITDA of $0.2 million[1]

“We delivered record net revenue for the second consecutive quarter, increased our network of family farms to over 250, expanded retail distribution to over 18,000 stores, and over 5.5 million households continue to trust our pasture-raised eggs,” said Russell Diez-Canseco, President and CEO, Vital Farms.

“We are pleased to raise our fiscal year revenue outlook which reflects our confidence in sustaining the strong momentum we’ve seen across the business.”

Diez-Canseco continued, “We believe our financial performance and continued growth is a testament to how we operate the business in the interest of our stakeholders—farmers, suppliers, crew members, customers, consumers, communities, environment, and stockholders—a model that not only promises resilience to these core groups but also produces robust returns over time.”

For the Three Months Ended September 26, 2021

Net revenue increased 21.1% to $64.6 million in the third quarter of 2021, compared to $53.4 million in the third quarter of 2020. Net revenue grew 37.7% on a two-year compound annual growth rate, which demonstrates the growth trajectory of the business as it eliminates the one-time impact of COVID-19-related pantry loading in the year-ago periods. Growth in net revenue in the third quarter of 2021 was due to continued growth in egg-related sales, driven by volume increases at our customers as well as new distribution gains at both new and existing retail partners and an increase in butter-related sales.

Gross profit was $19.9 million, or 30.7% of net revenue, in the third quarter of 2021, compared to $18.4 million in the prior year period. The change in gross profit was primarily driven by higher sales. The change in gross margin was primarily attributable to an increase in grain input costs, which peaked in the second quarter of 2021 and began to flow through our income statement this quarter given our contract structure with our farmers, along with higher planned promotional spend as we return to normalized levels at retailers.

Loss from operations in the third quarter of 2021 was $1.8 million, compared to income from operations of $2.4 million in the third quarter of the prior year. The change in income from operations was primarily due to incremental costs associated with additional head count to support growth and higher freight costs.

Net loss was $1.3 million in the third quarter of 2021 compared to net income of $1.7 million in the prior year period.

Net loss per diluted share was ($0.03) compared to net income of $0.04 per diluted share in the prior year quarter.

Adjusted EBITDA was $0.2 million in the third quarter of 2021, compared to $3.7 million in the third quarter of 2020, primarily due to increases in grain input costs, incremental costs due to additional head count to support growth and higher freight costs. 1Adjusted EBITDA is a non-GAAP financial measure defined under

“Non-GAAP Financial Measures,” and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Vital Farms’ cash and cash equivalents and investment securities were $97.6 million as of September 26, 2021, and we had no outstanding debt. Net cash provided by operating activities was $12.3 million for the 39-weeks ended September 26, 2021, compared to $15.0 million for the 39-weeks ended September 27, 2020.

Capital expenditures totaled $14.2 million for the 39-weeks ended September 26, 2021, compared to $6.7 million in the prior year period.

Bo Meissner, Chief Financial Officer commented, “We are pleased with our record third quarter revenue and our two-year CAGR of 37.7%. We will continue to invest behind our strategy with the goal of driving meaningful net revenue growth as we provide honest food to even more families across the U.S.”

Update on Fiscal 2021 Outlook

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain, or its customers or consumers, including any issues from adverse macroeconomic factors.

•	For the full year 2021, management now expects net revenue between $253 to $256 million, an increase of 18-19% compared to 2020.
•	Management is also tightening its expectation on Adjusted EBITDA and anticipates it will be in the range of $8 to $9 million for the full year 2021.

Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net revenue metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. The live conference call can be accessed by dialing (833) 519-1345 from the U.S. or (914) 800-3907 internationally and using access code 4665467. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms, a Certified B Corporation, offers a range of ethically produced pasture-raised foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with over 250 small family farms and is the leading U.S. brand of pasture-raised eggs and butter by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware Public Benefit Corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms' pasture-raised products, including shell eggs, butter, hard-boiled eggs, ghee, egg bites and liquid whole eggs, are sold in over 18,000 stores nationwide. For more information, visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2021. These forward-looking statements are based on Vital Farms’

current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: the effects of the current COVID-19 pandemic on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its suppliers, distributors and co-manufacturers; Vital Farms’ ability to sustain or increase our profitability; Vital Farms’ ability to procure sufficient high quality eggs, cream and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally;  the ability of Vital Farms’ suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; the costs and success of marketing efforts. Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2021, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Contacts:

Media:

Nisha Devarajan

Nisha.Devarajan@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 27,	September 27,	September 27,	September 27,
	2021	2020	2021	2020
Net revenue	$64,627	$53,367	$183,496	$160,287
Cost of goods sold	44,788	35,017	120,394	103,384
Gross profit	19,839	18,350	63,102	56,903
Operating expenses:
Selling, general and administrative	15,326	12,185	42,053	31,832
Shipping and distribution	6,318	3,752	16,755	10,693
Total operating expenses	21,644	15,937	58,808	42,525
(Loss) income from operations	(1,805)	2,413	4,294	14,378
Other (expense) income, net:
Interest expense	(11)	(110)	(42)	(365)
Other income (expense), net	3	(21)	300	(182)
Total other (expense) income, net	(8)	(131)	258	(547)
Net (loss) income before income taxes	(1,813)	2,282	4,552	13,831
(Benefit) provision for income taxes	(486)	620	(1,485)	4,300
Net (loss) income	(1,327)	1,662	6,037	9,531
Less: Net loss attributable to noncontrolling interests	(6)	(15)	(41)	(54)
Net (loss) income attributable to Vital Farms, Inc. common stockholders	$(1,321)	$1,677	$6,078	$9,585
Net (loss) income per share attributable to Vital Farms, Inc. stockholders:
Basic:	$(0.03)	$0.05	$0.15	$0.33
Diluted:	$(0.03)	$0.04	$0.14	$0.29
Weighted average common shares outstanding:
Basic:	40,196,410	34,044,994	39,910,063	28,664,914
Diluted:	40,196,410	39,111,018	43,380,711	33,275,902

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 26,	December 27,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,844	$29,544
Investment securities	69,805	68,357
Accounts receivable, net	22,302	20,934
Inventories	14,578	12,902
Income taxes receivable	1,339	1,554
Prepaid expenses and other current assets	4,784	3,965
Total current assets	140,652	137,256
Property, plant and equipment, net	42,169	30,118
Goodwill	3,858	3,858
Deposits	256	142
Total assets	$186,935	$171,374
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,368	$15,489
Accrued liabilities	14,465	9,845
Lease obligation, current	447	471
Contingent consideration, current	35	109
Total current liabilities	32,315	25,914
Lease obligation, net of current portion	—	327
Contingent consideration, non-current	—	18
Deferred tax liabilities, net	849	2,537
Other liability, non-current	191	192
Total liabilities	33,355	28,988
Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	175	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of September 26, 2021 (unaudited) and December 27, 2020; 40,302,470 and 39,444,040 shares issued and outstanding as of September 26, 2021 (unaudited) and December 27, 2020, respectively	5	5
Treasury stock, at cost, zero and 5,494,918 common shares as of September 26, 2021 (unaudited) and December 27, 2020, respectively (Note 11)	—	(16,276)
Additional paid-in capital	146,983	144,311
Retained earnings	6,395	14,039
Accumulated other comprehensive loss	(100)	(31)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	153,283	142,048
Noncontrolling interests	122	163
Total stockholders’ equity	$153,405	$142,211
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$186,935	$171,374

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	39-Weeks Ended
	September 26,	September 27,
	2021	2020
Cash flows provided by operating activities:
Net income	$6,037	$9,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,526	1,568
Non-cash interest expense	—	5
Bad debt expense (recovery)	65	(63)
Inventory provisions	186	155
Change in fair value of contingent consideration	34	(342)
Stock-based compensation expense	3,192	1,481
Loss on disposal of property, plant and equipment	108	259
Deferred taxes	(1,688)	1,382
Non-cash interest income	(190)	(14)
Changes in operating assets and liabilities:
Accounts receivable	(1,433)	(1,380)
Inventories	(1,862)	1,063
Income taxes receivable	214	1,293
Income taxes payable	—	364
Prepaid expenses and other current assets	(818)	(1,970)
Deposits and other assets	(114)	11
Accounts payable	1,385	2,207
Accrued liabilities and other liabilities	4,626	(507)
Net cash provided by operating activities	$12,268	$15,043
Cash flows used in investing activities:
Purchases of property, plant and equipment	(14,192)	(6,728)
Purchases of available-for-sale debt securities	(43,363)	—
Sales, maturities, and call redemptions of available-for-sale debt securities	42,029	—
Repayment of notes receivable provided to related parties	—	846
Net cash used in investing activities	$(15,526)	$(5,882)
Cash flows provided by financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	—	99,671
Proceeds from borrowings under term loan	—	5,000
Proceeds from borrowings under equipment loan	—	1,461
Proceeds from Paycheck Protection Program loan	—	2,593
Repayment of revolving line of credit	—	(1,325)
Repayment of equipment loan	—	(2,015)
Repayment of term loan	—	(618)
Repayment of Paycheck Protection Program loan	—	(2,593)
Payment of contingent consideration	(126)	(140)
Principal payments under finance lease obligation	(351)	(335)
Proceeds from exercise of stock options	2,035	203
Proceeds from exercise of warrant	—	282
Net cash provided by financing activities	$1,558	$102,184
Net (decrease) increase in cash and cash equivalents	(1,700)	111,345
Cash and cash equivalents at beginning of the period	29,544	1,274
Cash and cash equivalents at end of the period	27,844	112,619
Supplemental disclosure of cash flow information:
Cash paid for interest	$38	$358
Cash paid for income taxes	$4	$1,150
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$494	$331

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe, that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) provision for income taxes; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; and (7) net litigation settlement gain.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the 13-week and 39-week periods presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Net (loss) income	$(1,327)	$1,662	$6,037	$9,531
Depreciation and amortization	907	614	2,527	1,568
(Benefit) provision for income tax	(486)	620	(1,485)	4,300
Stock-based compensation expense	1,198	737	3,192	1,481
Interest expense	11	110	42	365
Change in fair value of contingent consideration(1)	14	8	34	(342)
Interest income	(95)	(10)	(280)	(24)
Net litigation settlement gain	—	—	—	(20)
Adjusted EBITDA	$222	$3,741	$10,067	$16,859

(1)	Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs